Bandwidth Announces First Quarter 2025 Financial Results
First quarter revenue of $174 million exceeded guidance
Raises full year revenue and profitability outlook

May 7, 2025

Conference Call
Bandwidth will host a conference call to discuss financial results for the first quarter ended March 31, 2025 on May 7, 2025. Details can be found below and on the investor section of its website at https://investors.bandwidth.com where a replay will also be available shortly following the call.

Raleigh, NC - Bandwidth Inc. (NASDAQ: BAND), a leading global enterprise cloud communications company, today announced financial results for the first quarter ended March 31, 2025.
“We’re pleased to report a solid start to 2025, with results exceeding both our top- and bottom-line expectations, reflecting healthy demand for our cloud communications services and disciplined operating execution,” said David Morken, CEO of Bandwidth. “Bandwidth has always been built for resilience, and that’s evident in our first quarter core platform performance across Enterprise Voice, Global Voice Plans, and Programmable Messaging. As enterprises increasingly adopt AI-powered communications, our Maestro platform is enabling them to integrate the providers of their choice and modernize their infrastructure with speed, flexibility, and reliability.”

First Quarter 2025 Financial Highlights
The following table summarizes the condensed consolidated financial highlights for the three months ended March 31, 2025 and 2024 ($ in millions).

Conference Call Details
May 7, 2025
8:00 am ET
Domestic dial-in:
844-481-2707
International dial-in:
412-317-0663

Replay information
An audio replay of this conference call will be available through May 14, 2025 by dialing 877-344-7529 or
412-317-0088 for international callers, and entering passcode 4958342.

Investor Contact
Sarah Walas
Bandwidth
919-504-6585
ir@bandwidth.com
	Three months ended March 31,
	2025	2024
Revenue	$174	$171
Gross Margin	41%	38%
Non-GAAP Gross Margin (1)	59%	57%
Net loss	$(4)	$(9)
Adjusted EBITDA (1)	$22	$16
Net cash (used in) provided by operating activities	$(3)	$2
Free cash flow (1)	$(13)	$(4)

(1) Additional information regarding the Non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to Non-GAAP financial measures has also been provided in the financial tables included below.

“Our strong first quarter performance reflects Bandwidth’s commitment to sustainable, profitable growth,” said Daryl Raiford, CFO of Bandwidth. “We delivered an approximately 40 percent increase in Adjusted EBITDA and expanded non-GAAP gross margin by two points, year-over-year while also advancing strategic initiatives and strengthening our capital structure. With solid momentum and operating leverage inherent in our model, we’re raising the lower end of our full-year revenue outlook, reflecting 10 percent organic growth at the midpoint, and increasing our EBITDA guidance for 2025.”

First Quarter Customer Highlights
•A prominent healthcare provider in the Midwest selected Bandwidth for a Maestro deployment, integrating with an existing cloud contact center. The decision was driven by the customer’s need for comprehensive cloud voice services and ability to integrate AI voice agents.
•A publicly traded hospital group selected Bandwidth to support a hybrid environment, integrating legacy on-prem systems with the cloud. Maestro’s call routing and number management features enabled greater control and reliability.
•An expanded engagement with longtime partner Miratech will support a new Genesys contact center for the largest regional auto club in the United States. Bandwidth was chosen for fast deployment via Maestro and Bandwidth’s ability to integrate AI voice agents.
•A long-term customer selected Bandwidth’s AI Bridge to power a next-generation IVR using a third-party AI voice agent. The deployment improved efficiency, reduced costs, and increased satisfaction by automating routine inquiries and enabling flexible rollout on the customer’s timeline.
•A global IT services provider and Microsoft Gold Partner selected Bandwidth to support contact centers for U.S. state governments and large enterprises. Platform resilience and failover protection for a large volume of toll-free numbers were key factors for selecting Bandwidth.
•A longtime Global Voice Plans customer deepened its engagement with Bandwidth to support a real-time voice translation service across multiple languages. The customer continued building with Bandwidth due to the voice quality, low latency, and reliability required for advanced AI applications.
•A high-growth consumer engagement platform in the personal care space selected Bandwidth for its messaging scalability, reliability, and AI-powered compliance tools, along with HIPAA-capable infrastructure supporting expansion into wellness.
Financial Outlook
Bandwidth is providing guidance for its second quarter and full year 2025 as follows (in millions) based on current indications for its business, which are subject to change.
For the full year 2025, Bandwidth’s revenue guidance now projects 9 percent to 11 percent year-over-year growth when adjusting for the expected cyclical reduction in political campaign messaging activity, which resulted in revenue in the second quarter and full year 2024 of approximately $8 million and $62 million, respectively.

	2Q 2025 Guidance	Full Year 2025 Guidance
Revenue	$178 - $180	$745 - $760
Adjusted EBITDA	$18 - $20	$84 - $91

Bandwidth has not reconciled its second quarter and full year 2025 guidance related to Adjusted EBITDA to GAAP net income or loss, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Upcoming Investor Conference
•Jefferies Software Conference in Newport Coast, CA. Investor meetings hosted by Daryl Raiford, CFO and John Bell, CPO on Wednesday, May 28th, 2025.
Updated Investor Presentation
Simultaneous with this release, an updated investor presentation has been added to the investor section of Bandwidth’s website at https://investors.bandwidth.com. The presentation includes information on company strategy and financial performance.

About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a global cloud communications software company that helps enterprises deliver exceptional experiences through voice calling, text messaging and emergency services. Our solutions and our Communications Cloud, covering 65+ countries and over 90 percent of global GDP, are trusted by all the leaders in unified communications and cloud contact centers–including Amazon Web Services (AWS), Cisco, Google, Microsoft, RingCentral, Zoom, Genesys and Five9–as well as Global 2000 enterprises and SaaS builders like Docusign, Uber and Yosi Health. As a founder of the cloud communications revolution, we are the first and only global Communications Platform-as-a-Service (CPaaS) to offer a unique combination of composable APIs, AI capabilities, owner-operated network and broad regulatory experience. Our award-winning support teams help businesses around the world solve complex communications challenges to reach anyone, anywhere. For more information, visit www.bandwidth.com.
Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, future financial and business performance for the quarter ending June 30, 2025 and year ending December 31, 2025, the success of our product offerings and our platform, and the value proposition of our products, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, macroeconomic conditions both in the U.S. and globally, legal, reputational and financial risks which may result from ever-evolving cybersecurity threats, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and any subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain Non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.
We define Non-GAAP gross profit as gross profit after adding back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation. We add back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing Non-GAAP gross profit by cloud communications revenue, which is revenue less pass-through messaging surcharges.
We define Non-GAAP net income (loss) as net income or loss adjusted for certain items affecting period to period comparability. Non-GAAP net income (loss) excludes stock-based compensation, amortization of acquired intangible assets related to acquisitions, amortization of debt discount and issuance costs for convertible debt, acquisition related expenses, impairment charges of intangibles assets, net cost associated with early lease terminations and leases without economic benefit, (gain) loss on sale of business, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, non-recurring items not indicative of ongoing operations and other, and estimated tax impact of above adjustments, net of valuation allowances.
We define Adjusted EBITDA as net income or losses from continuing operations, adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, acquisition related expenses, stock-based compensation expense, impairment of intangible assets, (gain) loss on sale of business, net cost associated with early lease terminations and leases without economic benefit, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, and non-recurring items not indicative of ongoing operations and other. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define free cash flow as net cash provided by or used in operating activities less net cash used in the acquisition of property, plant and equipment and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our condensed consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making. While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

BANDWIDTH INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31,
	2025	2024
Revenue	$174,241	$171,033
Cost of revenue	102,729	105,549
Gross profit	71,512	65,484
Operating expenses
Research and development	30,632	28,912
Sales and marketing	26,456	29,139
General and administrative	19,111	17,849
Total operating expenses	76,199	75,900
Operating loss	(4,687)	(10,416)
Other income	877	983
Loss before income taxes	(3,810)	(9,433)
Income tax benefit	70	200
Net loss	$(3,740)	$(9,233)

Net loss per share, basic and diluted	$(0.13)	$(0.35)

Weighted average number of common shares outstanding, basic and diluted	28,982,432	26,493,802

Bandwidth recognized total stock-based compensation expense as follows:

	Three months ended March 31,
	2025	2024
Cost of revenue	$525	$396
Research and development	5,557	5,316
Sales and marketing	2,274	2,166
General and administrative	5,219	4,461
Total	$13,575	$12,339

BANDWIDTH INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of March 31,	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$35,933	$81,812
Marketable securities	5,758	1,975
Accounts receivable, net of allowances	86,991	86,455
Deferred costs	4,012	3,729
Prepaid expenses and other current assets	18,718	13,841
Total current assets	151,412	187,812
Property, plant and equipment, net	176,616	176,823
Operating right-of-use asset, net	153,421	153,601
Intangible assets, net	145,375	145,355
Deferred costs, non-current	3,996	4,355
Other long-term assets	4,290	3,977
Goodwill	329,264	317,243
Total assets	$964,374	$989,166
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,566	$28,362
Accrued expenses and other current liabilities	81,281	101,819
Current portion of deferred revenue	7,039	7,031
Operating lease liability, current	3,255	3,111
Current portion of convertible senior notes	7,598	—
Total current liabilities	115,739	140,323
Other liabilities	575	576
Operating lease liability, net of current portion	221,577	219,191
Deferred revenue, net of current portion	7,965	7,955
Deferred tax liability	26,356	27,304
Convertible senior notes	246,756	281,284
Total liabilities	618,968	676,633
Stockholders’ equity:
Class A and Class B common stock	30	29
Additional paid-in capital	457,077	435,927
Accumulated deficit	(75,154)	(71,414)
Accumulated other comprehensive loss	(36,547)	(52,009)
Total stockholders’ equity	345,406	312,533
Total liabilities and stockholders’ equity	$964,374	$989,166

BANDWIDTH INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended March 31,
	2025	2024
Cash flows from operating activities
Net loss	$(3,740)	$(9,233)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	12,503	12,414
Non-cash reduction to the right-of-use asset	753	1,141
Amortization of debt discount and issuance costs	365	525
Stock-based compensation	13,575	12,339
Deferred taxes and other	(1,776)	(1,373)
Net gain on extinguishment of debt	(1,082)	—
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(253)	(11,464)
Prepaid expenses and other assets	(5,366)	1,230
Accounts payable	(10,932)	(8,640)
Accrued expenses and other liabilities	(8,072)	6,707
Operating right-of-use liability	942	(1,181)
Net cash (used in) provided by operating activities	(3,083)	2,465
Cash flows from investing activities
Purchase of property, plant and equipment	(7,368)	(3,316)
Capitalized software development costs	(2,844)	(3,556)
Purchase of marketable securities	(4,717)	(21,764)
Proceeds from sales and maturities of marketable securities	987	1,422
Proceeds from sale of business	103	208
Net cash used in investing activities	(13,839)	(27,006)
Cash flows from financing activities
Borrowings on line of credit	15,000	—
Repayments on line of credit	(15,000)	—
Payments on finance leases	(15)	(17)
Net cash paid for debt extinguishment	(26,120)	—
Proceeds from exercises of stock options	9	103
Value of equity awards withheld for tax liabilities	(2,907)	(1,893)
Net cash used in financing activities	(29,033)	(1,807)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(124)	(394)
Net decrease in cash, cash equivalents, and restricted cash	(46,079)	(26,742)
Cash, cash equivalents, and restricted cash, beginning of period	82,234	132,307
Cash, cash equivalents, and restricted cash, end of period	$36,155	$105,565

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three months ended March 31,
	2025	2024
Gross Profit	$71,512	$65,484
Gross Profit Margin %	41%	38%
Depreciation	4,678	4,778
Amortization of acquired intangible assets	1,897	1,959
Stock-based compensation	525	396
Non-GAAP Gross Profit	$78,612	$72,617
Non-GAAP Gross Margin % (1)	59%	57%
________________________
(1) Calculated by dividing Non-GAAP gross profit by cloud communications revenue of $133 million and $128 million for the three months ended March 31, 2025 and 2024, respectively.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Net Income

	Three months ended March 31,
	2025	2024
Net loss	$(3,740)	$(9,233)
Stock-based compensation	13,575	12,339
Amortization of acquired intangibles	4,287	4,361
Amortization of debt discount and issuance costs for convertible debt	298	485
Net cost associated with early lease terminations and leases without economic benefit	—	1,156
Net gain on extinguishment of debt	(1,082)	—
Non-recurring items not indicative of ongoing operations and other (1)	539	80
Estimated tax effects of adjustments (2)	(2,747)	(1,368)
Non-GAAP net income	$11,130	$7,820
Interest expense on Convertible Notes (3)	250	317
Numerator used to compute Non-GAAP diluted net income per share	$11,380	$8,137

Net loss per share, basic and diluted	$(0.13)	$(0.35)

Non-GAAP net income per Non-GAAP share
Basic	$0.38	$0.30
Diluted	$0.36	$0.27

Weighted average number of shares outstanding, basic and diluted	28,982,432	26,493,802

Non-GAAP basic shares	28,982,432	26,493,802
Convertible debt conversion	1,658,767	3,317,023
Stock options issued and outstanding	21,302	30,602
Nonvested RSUs outstanding	767,704	731,127
Non-GAAP diluted shares	31,430,205	30,572,554
________________________
(1) Non-recurring items not indicative of ongoing operations and other include $0.5 million of nonrecurring litigation expense for the three months ended March 31, 2025, and less than $0.1 million and $0.1 million of losses on disposals of property, plant and equipment during the three months ended March 31, 2025 and 2024, respectively.
(2) The estimated tax-effect of adjustments is determined by recalculating the tax provision on a Non-GAAP basis. The Non-GAAP effective income tax rate was 19.4% and 13.0% for the three months ended March 31, 2025 and 2024, respectively. For the three months ended March 31, 2025, the Non-GAAP effective income tax rate differed from the federal statutory tax rate of 21% in the U.S. primarily due to the research and development tax credits generated in 2025. We analyze the Non-GAAP valuation allowance position on a quarterly basis. As of March 31, 2025, we have no valuation allowance against our deferred tax assets for Non-GAAP purposes.
(3) Non-GAAP net income is increased for interest expense as part of the calculation for diluted Non-GAAP earnings per share.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Adjusted EBITDA

	Three months ended March 31,
	2025	2024
Net loss	$(3,740)	$(9,233)
Income tax benefit	(70)	(200)
Interest expense (income), net	488	(633)
Depreciation	8,216	8,053
Amortization	4,287	4,361
Stock-based compensation	13,575	12,339
Net cost associated with early lease terminations and leases without economic benefit	—	1,156
Net gain on extinguishment of debt	(1,082)	—
Non-recurring items not indicative of ongoing operations and other (1)	539	80
Adjusted EBITDA	$22,213	$15,923
________________________
(1) Non-recurring items not indicative of ongoing operations and other include $0.5 million of nonrecurring litigation expense for the three months ended March 31, 2025, and less than $0.1 million and $0.1 million of losses on disposals of property, plant and equipment during the three months ended March 31, 2025 and 2024, respectively.

Free Cash Flow

	Three months ended March 31,
	2025	2024
Net cash (used in) provided by operating activities	$(3,083)	$2,465
Net cash used in investing in capital assets (1)	(10,212)	(6,872)
Free cash flow	$(13,295)	$(4,407)
________________________
(1) Represents the acquisition cost of property, plant and equipment and capitalized development costs for software for internal use.